SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549

                      AMENDMENT No. 1

                             FORM 8-K/A

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934

         Date of Report (Date of earliest event report)
                      August 28, 1998

                 EXCEL INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)

    Indiana                1-8684              35-1551685
(State of        (Commission File Number)    (I.R.S. Employer
Incorporation)                               Identification No.)


1120 North Main Street                            46514
   Elkhart, Indiana                             (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code (219)264-2131

                           N/A
   (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

The registrant, Excel Industries, Inc. an Indiana corporation (Excel), has purchased through its wholly-owned subsidiary, Excel Industries Germany GmbH, a German limited liability company (Excel GmbH), a number of shares of Schade GmbH, and a 56.67% participation in the fixed capital Schade GmbH & Co. KG, a German limited partnership (Schade KG) of which Schade GmbH is the sole general partner. Excel also agreed that Excel GmbH will make a contribution to the capital of Schade KG, which contribution will increase Excel's participation in Schade KG to 70%. The transaction was consummated on August 28, 1998 (the Closing).

Schade and its affiliated companies are engaged in the manufacture and distribution of ornament and roof moldings, door frames, plastic automobile body components (wind deflectors, air intakes and ventilation covers), plastic automobile inside fittings or equipment (center consoles, roof covers and panels as well as sliding roof covers) and glass modules for the automotive industry.

The aggregate purchase price for the interests in Schade GmbH and Schade KG was DM 17,036,400 or approximately U.S. $9,688,600 based upon exchange rates reported by Telerate at 4 p.m. on August 28, 1998. The amount of Excel's agreed upon contribution to the capital of Schade KG is DM 27,340,000, or approximately U.S. $15,548,258. Funds for the purchase price for the interests and a portion of the contribution will come from Excel's cash on hand. The remaining portion of the funds for the contribution will come from an advance of up to U.S. $10,000,000 under Excel's Amended and Restated Credit Agreement dated as of April 29, 1996, between Excel, the banks named in such Credit Agreement, Society National Bank, as agent, and Harris Trust and Savings Bank, as co-agent.

Item 7.  Financial Statements and Exhibits

7(a) The following consolidated financial statements of Schade are included herein:

Report of Independent Accountants

Consolidated Balance Sheet as of June 30, 1998

Consolidated Statement of Income for the year ended June 30,
1998

Notes to Consolidated Financial Statements.

Management Report

7(b) The pro-forma financial information required by Item 7(b), presented as if Excel had acquired Schade on December 29, 1996, is included herein. Certain additional adjustments may be made in the final purchase price allocation of Schade, however, these are not expected to be material in relation to the information presented herein.

7(c)  The following exhibits are furnished as required by Item
7(c):

Exhibit
Number                      Description

2.1*   Master Agreement dated March 13, 1998, by and between
       Excel Industries, Inc., Hella KG Hueck & Co., certain limited partners of Schade KG, certain shareholders of Schade GmbH, and Schade KG.

2.2*   Share and Partnership Interest Sales and Purchase
       Agreement dated March 13, 1998, among Excel Industries,
       Inc., certain limited partners of Schade KG, certain shareholders of Schade GmbH, and Schade KG.

4.1* Shareholders' Agreement dated March 13, 1998 by and between Excel Industries, Inc. and Hella KG Hueck & Co.

* Previously filed

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EXCEL INDUSTRIES, INC.

Date: November 12, 1998
                           By:s/Joseph A. Robinson
                                Joseph A. Robinson, Secretary,
                                Treasurer, and Chief Financial
                                Officer

ITEM 7 a.     Financial Statements of Business Acquired

Report of Independent Accountants
WRT Revision und Treuhand GmbH
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft

Accountant's Report

We have audited the consolidated balance sheet of Schade GmbH & Co. KG as of June 30, 1998 and the related consolidated statement of income and cash flows and the management report for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Germany. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. As audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The consolidated financial statements and the cash flow statement have been prepared using acceptable accounting principles in Germany. Accordingly, the accompanying financial statements and the cash flow statement are not intended to present the financial position of Schade GmbH & Co. KG, the results of its operations and its cash flows in conformity with generally accepted U.S. accounting principles.

In our opinion, the financial statements and the management report referred to above present fairly, in all materials respects, the financial position of Schade GmbH & Co. KG at June 30, 1998, the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in Germany and applied on a consistent basis.

In case of a dispute between the German version and the English translation, the German version shall prevail.

Hagen, August 13, 1998

WRT Revision und Treuhand GmbH
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft


-Dr. Weckerle                           -Bibmeier
Wirtschaftsprufer                       Wirtschaftsprufer

Schade GmbH & Co. KG
CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 1998

Assets
                                                 June 30, 1998
                                                      DM
A.  Fixed assets

I.  Intangible assets
1.  Franchises, trademarks, patents,
     licences, and similar rights and
     licences to such rights                          403,591

2.  Advance payments                                    4,904
                                                      408,495
II. Property, plant and equipment
1.  Land, leasehold rights and
     buildings including buildings
     on non-owned land                             35,837,869
2.  Technical equipment, plant and
     machinery                                     53,314,187
3.  Other equipment, operational and
     office equipment                              12,264,442
4.  Advance payments and construction
     in progress                                    8,191,189
                                                  109,607,687
III.Financial assets
1.  Shares in affiliated companies                          0
2.  Participations                                    136,996
3.  Security investments                               38,572
4.  Other loans                                       158,253
                                                      333,821
    Fixed assets                                  110,350,003

B.  Current assets

I.  Inventories
1.  Raw materials, consumables and
     supplies                                      16,226,231
2.  Work-in-progress and finished goods            39,292,245
-   advance payments received
     on orders                                     (4,800,433)
3.  Advance payments                                2,690,549
                                                   53,408,592

    Carry forward                                  53,408,592
    (Carry forward fixed assets)                  110,350,003
Assets
                                               June 30, 1998
                                                    DM
    (Carry forward assets)                        110,350,003
    Carry forward:                                 53,408,592

II. Accounts receivable and other
     assets
1.  Accounts receivable, trade                     61,696,046
-   thereof with a remaining life of
     more than one year DM 0
2.  Receivables from affiliated
     companies                                        100,000
3.  Other assets
-   thereof with a remaining life of
     more than one year:DM 15,000                   6,424,457
-   thereof against shareholders
     DM 281,671                                    68,220,503

III.Checks, cash on hand and in
     Federal Bank and in postal giro
     accounts, and in banks                        17,744,618

    Current assets                                139,373,713

C.  Deferred charges and prepaid
     Expenses

1.  Loan discount                                     149,877
2.  Other deferred charges & prep.exp.              2,468,759
                                                    2,618,636
                                                  252,342,352
Liabilities and shareholders' equity

                                                   June 30, 1998
                                                         DM
A.  Equity

I.  Capital accounts I                               22,965,810
II. Accumulated deficit                              (5,110,872)
III.Net income                                       13,810,597
IV. Difference charged to equity from
     first time consolidation capital
     consolidation                                   (9,654,624)
    Difference from currency
     translation                                      3,107,861
                                                     25,118,772

B.  Special items with equity portion                   524,663

C.  Accrued liabilities

1.  Accruals for pensions and similar
     obligations                                      8,496,637
2.  Accrued taxes                                     2,555,179
3.  Other accrued liabilities                        24,152,291
                                                     35,204,107

D.  Liabilities

1.  Liabilities due to banks                        112,453,185
-   thereof with a remaining life of
     up to one year: DM 49,891,331
-   thereof with a remaining life of
     more than five years:
     DM 12,087,000


Carry forward:                                      112,453,185
Liabilities and shareholders' equity
                                                   June 30, 1998
                                                         DM
    Carry forward:                                 112,453,185

2.  Accounts payable, trade                         37,996,960
-   thereof with a remaining life of
     up to one year: DM 37,996,960
3.  Amounts due to affiliated companies                      0
4.  Liabilities due to shareholders                 25,308,213
5.  Other liabilities                               15,736,452
-   thereof for taxes: DM 4,829,160
    -   thereof for social security:
     DM:3,632,407
    -   thereof with a remaining life of
     up to one year: DM 11,506,502
                                                   191,494,810

                                                   252,342,352

Balance sheet note: Notes discounted: DM 13,866

Schade GmbH & Co. KG
Consolidated statement of income for the year ended June 30,1998

                                                      1997/1998
                                                         DM
1.  Sales                                          527,221,625
2.  Increase in finished goods
     and work-in-progress                            4,748,062
3.  Own costs capitalized                            7,129,079
4.  Other operating income thereof
     income from the retransfer of
     special reserves with equity
     portion DM 686,555                             10,621,734
5.  Cost of materials
    a)Cost of raw materials,
      consumables supplies and
      purchased merchandise                        258,982,925
    b)Cost of purchased services                    40,031,091
6.  Personnel expenses
    a)Wages and salaries                           138,746,118
    b)Social security, pension and
      other benefit cost, thereof for
      pensions DM 1,475,250                         30,290,851
7.  Depreciation of tangible and
     intangible fixed assets                        25,436,613
8.  Other operating expenses                        31,896,432
9.  Income from investments                            380,332
10. Income from other securities and
     long-term loans                                    14,258
11. Other interest and similar income                  698,306
12. Amortization of financial assets
     and marketable securities                         271,383
13. Interest and similar expenses                    8,047,721
14. Result from ordinary operating
     activities                                     17,110,262
15. Taxes on income                                  3,219,237
16. Other taxes                                         80,428
17. Net income                                      13,810,597

Notes to consolidated financial statements of Schade GmbH & Co.
KG as of June 30, 1998

Schade GmbH & Co. KG prepares consolidated financial statements as of June 30, 1998 in accordance with the provisions of the publicity law (PublG).

A.  Consolidated companies

According to numbered clause 11 section 1 PublG, Schade GmbH &
Co. KG is the parent company of the subsidiaries mentioned in the list of share ownership.

The company mentioned under item A.2 of this list, has been included in the consolidated accounts as of July 1, 1997 for the first time since it started operation at that time only.

The companies Excel Schade Inc. as well as CKD-Binder GmbH of which Schade Handels-und Beteiligungs-GmbH holds 50% interest are not under the uniform management or the substantial influence of the Schade group or play a minor part in revealing an image of the net worth position, financial situation and profit situation of the group corresponding to the real circumstances. For this reason, they were not consolidated according to numbered clause 290 HGB and not included in the consolidated accounts according to numbered clause 310 HGB. A partial consolidation as per numbered clause 310 HGB was waived.

The list of share ownership as per numbered clause 313 section 2
HGB in connection with numbered clause 13 section 2 PublG will be deposited with the commercial register of the Local Court
Plettenberg.

B.  Consolidation principles

The consolidated accounts of Schade GmbH & Co. KG was prepared as of June 30, 1998, the balance sheet date of the parent company.

The capital consolidation was performed according to the book value method as per numbered clause 301 section 1 No. 1 HGB in connection with numbered clause 1 section 2 PublG. Accordingly the capital to be consolidated was stated with the amount corresponding with the book value of the assets, liabilities, accruals and deferrals and special items to be included in the consolidated financial statements. The equity of the subsidiaries determined on this basis was offset with the relating book values of the shares recorded at the respective parent companies.

Exercising the option in numbered clause 301 section 2 HGB in connection with numbered clause 13 section 2 PuplG, the capital consolidation (first time consolidation) was performed on the basis of the values at the time of first consolidation of the subsidiary or at the time of a capital increase.

The asset amounts resulting from capital consolidation were charged against the equity according to numbered clause 309 section 1 sentence 3 HGB in connection with numbered clause 13 section 2 PublG.

The consolidation of liabilities according to numbered clause 303 section 1 HGB in connection with numbered clause 13 section 2 PublG included intercompany loans and other receivables and payables. Differences resulting from currency translation during the debt consolidation amounting to about TDM 347 were recorded as income.

Material intercompany profits from the sale of equipment to group companies as well from the sale of inventories to group companies were eliminated.

A further elimination of intercompany profits was not necessary since no further tangible fixed assets and/or inventories existed where material intercompany profits were realized as part of intercompany sales and purchases. Immaterial amounts were not considered according to numbered clause 304 section 3 HGB in connection with numbered clause 13 section 3 PublG.

Sales revenues and other income from intercompany sales and purchases were consolidated with the respective expenses according to numbered clause 305 section 1 HGB in connection with numbered clause 13 section 2 PublG, unless they were recorded as an increase in inventories or as internally produced and capitalized assets. For reasons of simplicity, the expenses and revenues as indicated by the subsidiaries were taken for the consolidation. Intercompany interest income and interest expenses were consolidated as well.

Deferred taxes as per numbered clause 306 HGB were not to be recorded. Deferred tax liabilities as per numbered clause 274 HGB amounting to TDM 978 after translation into DM were included in the consolidated financial statements from the individual financial statements as per numbered clause 300 section 1 sentence 2 HGB in connection with numbered clause 13 section 2 PublG.

The translation of the foreign subsidiaries' annual financial statements into Deutsche Mark for the captions of the statement of income was based on the average annual exchange rate.
Translating effects resulting therefrom were recorded as income/expense.

The equity captions with the exception of the results for the year were translated at historical rates. The results for the year as well as the remaining balance sheet captions were translated at the middle rate at the balance sheet closing date. The differences from translating the equity capital resulting from parity changes have been offset with the same in a manner not effecting net income. Differences from currency translation within the scope of offsetting of receivables and payables in the consolidated financial statement have been considered in a way effecting net income.

C.  Accounting and valuation principles

Intangible assets were evaluated based on purchase cost less ordinary depreciation.

Fixed assets have been evaluated at purchase cost or at manufacturing cost less ordinary depreciation. Tangible fixed assets have been depreciated according to the straight-line method (mainly the foreign subsidiaries) or according to the declining balance method (mainly Schade GmbH & Co. KG), and there was a change from declining balance method to the straight-line method of depreciation as soon as higher amounts of depreciation were achieved. Extraordinary depreciation was recorded in cases of a permanent reduction of the fair value. Extraordinary tax allowances included in the financial statements of Schade GmbH & Co. KG remained recorded.

The financial assets were recorded at the lower of cost or market.

Inventories were recorded with the group purchase and manufacturing cost or at the lower market value. Depreciation for inventory risks resulting from period of storage and from reduced merchantability is appropriate and was sufficiently made. Considering the loss-free evaluation, a deduction of TDM 20 was recorded at Schade GmbH & Co. KG. An accrual was recorded for anticipated losses in orders on hand.

Accounts receivable were recorded at nominal value less appropriate allowances. Receivables in denominated in foreign currencies were translated with the exchange rate on the balance sheet date. Other assets were evaluated at purchase cost or a lower value applicable at the balance sheet date.

Prepaid expenses were recorded representing expenditures for a certain time after the balance sheet date.

Exercising the option in numbered clauses 308 section 3 HGB in connection with numbered clause 13 section 2 PublG, special items with an equity portion were taken over from the individual balance sheets.

Exercising the option of Art. 28 EHGB, pension obligations from pensions to shareholders and indirect pension obligations amounting to a total of TDM 2.684 were not accrued in the commercial balance sheet. Otherwise, the remaining pension obligations are completely recorded with its "partial value" based on actuarial calculations using a discount interest rate of 6%.

For anticipated losses in orders on hand an accrual of TDM 73 has been recorded. As of June 30, 1998 the accrual was based on variable cost, whereas as of June 30, 1997 a value between full cost and variable cost was recorded as a consequence of potential changes in tax law. As a result of the partial release of the accrual an income of TDM 3,573 was recorded. A valuation on the basis of full cost as of June 30, 1998 would have resulted in an accrual of TDM 1,355. The valuation method applied before was given up since the partnership agreement requires the consideration of tax regulations - as far as possible.

The accrual for severance payments as of June 30, 1998 is TDM 1,634; it consists of severance payments based on a so-called "social plan" dated February 12, 1998 and other compensating payments relating to the domestic operations of Schade GmbH & Co. KG. For calculating the accrual for severance payments, considerably less employees to be laid off were taken as a basis than this had been possible according to the general agreement for the workforce dated February 28, 1998 since based on the knowledge as of June 30, 1998 lay-offs to the full extent as provided for by this general agreement may not be realizable because of increasing customer demand.

As for the rest, all foreseeable risks and uncertain obligations were taken into account based on a prudent business judgement when assessing the tax and other accruals.

Liabilities have been recorded with the respective amount repayable. Liabilities denominating in foreign currencies were evaluated at the higher exchange rate of the balance sheet date, if applicable.

D. Information on consolidated balance sheet and statement of income.

1.  Fixed assets

The development of individual items of fixed assets in the financial year results is shown in the group's fixed-asset movement schedule.

2.  Equity

The net asset differences resulting from the first time capital consolidation as per numbered clause 301 sentence 1 HGB in connection with numbered clauses 13 PublG have been deducted from equity capital as per numbered clause 309 section 1 sentence 3 HGB in connection with numbered clause 13 section 2 PublG.

Furthermore differences resulting from the translation of foreign currencies have been offset against equity.

         >
Changes in shareholders' equity

                     Balance as   Allocation
                      of July 1  of results
                       1997        1996/97
                        TDM           TDM
Capital accounts       25,864       (2,898)

Loss carried forward   (8,069)       2,898

Net profit 1997/98       --           --

Offsetting items

-Difference charged
 to equity from first
 time consolidation    (9,657)        --

-Differences from
 foreign currency
 translation relating
 to the evaluation
 of equity with
 historical exchange
 rates                  2,641         --
                       10,779         --
Changes in shareholders' equity

                     Net profit   Changes
                       1997/98    currency
                                translation
                        TDM           TDM
Capital accounts         --         --

Loss carried forward     --         --

Net profit 1997/98     13,811       --

Offsetting items

-Difference charged
 to equity from first
 time consolidation      --          --

-Differences from
 foreign currency
 translation relating
 to the evaluation
 of equity with
 historical exchange
 rates                   --         467
                       13,811       467
Changes in shareholders' equity

                         Others   Balance as
                                  of June 30,
                                     1998
                           TDM        TDM
Capital accounts            --       22,966

Loss carried forward          60     (5,111)

Net profit 1997/98          --       13,811

Offsetting items

-Difference charged
 to equity from first
 time consolidation            2     (9,655)

-Differences from
 foreign currency
 translation relating
 to the evaluation
 of equity with
 historical exchange
 rates                      --        3,108
                              62     25,119

Exercising the option in numbered clause 9 section 3 PublG, the capital shares of shareholders, the accumulated losses carried forward, and the annual result have been combined under the "Equity" caption in the consolidated balance sheet for the purpose of disclosure.

3.  Special items with an equity portion

The special items with accrual character are public investment subsidies (TDM 525) from the balance sheet of Schade Automocion
S.A., Spain.

4.  Liabilities

The liabilities to shareholders shown under balance sheet item
D.4 are bearing no interest. They are considered being equity replacing loans to the company. These limitations become inapplicable if and when the preconditions of numbered clause 172 a HGB in connection with numbered clause 32 a GmbHG - completely or partly, as far as legally possible - are no longer existing for a longer period of time.

Liabilities to banks amounting to TDM 112.453 are secured by collateral on real properties, liens on technical equipment and machinery, and partially by assignments of trade receivables and profit participating rights in an amount of TDM 68.997.

5.  Consolidating statement of income

The sales revenues can be broken down as follows:
                                             1997/98
                                              TDM
-domestic                                    346,985
-international                               180,237
                                             527,222

Other operating income includes income from the release of accruals of TDM 4,402.

Wages and salaries include severance payments to employees amounting to TDM 952.

Included in depreciation expense are extraordinary depreciations of TDM 378.

E.  Other information

1.  Consolidated statement of cash flows

The following statement of cash-flows can be derived from
the consolidated balance sheet:
                                                       TDM
Net profit                                           13,811
Depreciation on fixed assets                         25,437
Increase of pension accrual                             868
Cash flow                                            40,116
Increase of tax accruals and of other accruals        1,223
Other non-cash income                                  (633)
Losses from the disposal of fixed assets                443
Increase of inventories, trade accounts
 receivable, and of other assets                    (18,560)
Increase of trade accounts payable on of
 other liabilities                                    7,430
  Net cash provided by operating activities          30,019  (1)

Proceeds on disposal of capital equipment             3,038
Net cash used in investing activities               (34,329)
Cash flows from investing activities                (31,291) (2)

Non-cash changes of shareholders' equity
 from foreign currency translation adjustment           623
Net cash inflow from repayment and new
 borrowings of bank debts                             7,425
Cash flows from financing activities                  8,048  (3)

Net increase in cash and cash equivalents
(total of lines (1), (2) and (3)                      6,776
Cash and cash equivalents at beginning of period     10,969
Cash and cash equivalents at end of period           17,745

2.  Other financial commitments

Other financial commitments resulting from tenancies, rental and leasing agreements are within the scope usual in that industry.

With regard to trade accounts payable there are conditional transfers of ownership that are within the usual scope.

3.  Employees

The average number of employees in the fully consolidated group companies was:

                                             1997/98
-industrial employees                          2,349
-salaried employees                              534
                                               2,883

F.  Adjustments to U.S. Generally Accepted Accounting Principles

These financial statements have been prepared on the basis of German GAAP. The following summarizes, on an unaudited basis, differences in U.S. GAAP and German GAAP as they relate to the consolidated financial statements of Schade GmbH & Co. K.G. for the fiscal year ending June 30, 1998:

                                                         DM
  Net income as reported under German GAAP           13,811,000
  Adjustments required to conform to U.S. GAAP:
    Elimination of general allowance on receivables      36,000
    Pension accruals required to conform to FAS 87      690,000
    Establish contingent loss accrual on long-term
      sales contract                                   (955,000)
    Accrual for severance payments                     (323,000)
    Accrued maintenance expenses                       (350,000)
    Payment for lease extension                          66,000
    Adjust deferred taxes to the liability method    (1,463,000)
                                                     (2,299,000)
  Net income in accordance with U.S. GAAP            11,512,000


Plettenberg, July 1998

Development of group fixed assets of Schade GmbH & Co. KG
1997/98

                               Purchase/   Additions  Reclassi-
                               Production              fications
                                  cost
                                  DM           DM          DM
I.  Intangible assets
1.  Franchises, trademarks,
    patents, licences, and
    similar rights and
    licences                 1,742,124      382,313           0
2.  Advance payments                 0        4,904           0
                             1,742,124      387,217           0

II. Property, plant and
    equipment
1.  Land, leasehold rights
    and buildings including
    buildings on non-owned
    land                    78,333,805    3,877,988     210,776
2.  Technical equipment,
    plant and machinery    157,327,647   18,039,892   6,750,161
3.  Other fixtures,
    fittings and equipment  57,304,495    3,899,002     224,655
4.  Advance payments and
    construction in
    progress                 4,362,532    8,124,439  (7,185,592)
                           297,328,479   33,941,321           0

III.Financial assets
1.  Shares in affiliated
    companies                  370,000            0           0
2.  Investments                905,070            0           0
3.  Security investments        38,572            0           0
4.  Other loans                191,627            0           0
                             1,505,269            0           0

Fixed assets, total        300,575,872   34,328,538           0

                               Disposals  Currency diff.  Depre-
                                          Adoption to    ciation
                                          Consolidation  accrued
                                  DM            DM          DM
I.  Intangible assets
1.  Franchises, trademarks,
    patents, licences, and
    similar rights and
    licences                    32,790        9,311   1,697,367
2.  Advance payments                 0            0           0
                                32,790        9,311   1,697,367

II. Property, plant and
    equipment
1.  Land, leasehold rights
    and buildings including
    buildings on non-owned
    land                        64,586      190,772  46,710,886
2.  Technical equipment,
    plant and machinery     14,237,725    1,462,832 116,028,620
3.  Other fixtures,
    fittings and equipment   2,706,491      740,614  47,197,833
4.  Advance payments and
    construction in
    progress                     1,158    2,890,968           0
                            17,009,960    5,285,186 209,937,339

III.Financial assets
1.  Shares in affiliated
    companies                  370,000            0           0
2.  Investments                768,074            0           0
3.  Security investments             0            0           0
4.  Other loans                 33,374            0           0
                             1,171,448            0           0

Fixed assets, total         18,214,198    5,294,497 211,634,706

                                   Book value       Depreciation
                                  June 30, 1998     of business
                                                        year
                                        DM               DM
I.  Intangible assets
1.  Franchises, trademarks,
    patents, licences, and
    similar rights and
    licences                          403,591        314,844
2.  Advance payments                    4,904              0
                                      408,495        314,844

II. Property, plant and
    equipment
1.  Land, leasehold rights
    and buildings including
    buildings on non-owned
    land                           35,837,869      2,889,049
2.  Technical equipment,
    plant and machinery            53,314,187     17,259,211
3.  Other fixtures,
    fittings and equipment         12,264,442      4,973,509
4.  Advance payments and
    construction in
    progress                        8,191,189              0
                                  109,607,687     25,121,769

III.Financial assets
1.  Shares in affiliated
    companies                               0              0
2.  Investments                       136,996              0
3.  Security investments               38,572              0
4.  Other loans                       158,253              0
                                      333,821              0

Fixed assets, total               110,350,003     25,436,613

List of share ownership of the Schade group

A.  Share ownership as per numbered clause 313 section 2 No. 1
HGB in connection with numbered clause 13 PublG

1. Schade Handels-und Beteiligungs-GmbH, Plettenberg
   (wholly-owned subsidiary of Schade GmbH & Co. KG)

2.  Schade DECO Systems GmbH, Plettenberg
    (wholly-owned subsidiary of Schade Handels-und Beteiligungs-
    GmbH)

3.  Schade U.K. Ltd, Birmingham, GroBbritannien
    (wholly-owned subsidiary of Schade Handels-und Beteiligungs-
    GmbH)

4.  Marsch Designs Ltd., Essex, GroBbritannien
    (wholly-owned subsidiary of Schade Handels-und Beteiligungs-
    GmbH)

5.  Schade Automocion S.A., Egues, Spanien
    (wholly-owned subsidiary of Schade Handels-und Beteiligungs-
    GmbH)

6.  Schade Portuguesa Lda., Guarda, Portugal
    (wholly-owned subsidiary of Schade Handels-und Beteiligungs-
    GmbH)

7.  Schade GmbH Projektgesellschaft, Plettenberg
    (wholly-owned subsidiary of Schade Handels-und Beteiligungs-
    GmbH)

8.  Schade s.r.o., Blatna, Tschechien
    (wholly-owned subsidiary of Schade Handels-und Beteiligungs-
    GmbH)

9.  S.-G. Ges. s.r.o., Blatna, Tschechien
    (wholly-owned subsidiary of Schade s.r.o., Blatna)

B.  Share ownership as per numbered clause 313 section 2 No. 4
HGB in connection with numbered clause 13 section 2 PublG

1.  Excel-Schade Incorp., Indianapolis, Indiana, USA
    (50% subsidiary of Schade Handels-und Beteiligungs-GmbH)

2.  System Design Automotiv Engineering GmbH (vormals: CKD-
Binder GmbH), Lenting (22.5% subsidiary of Schade Handels-und
Beteiligungs-GmbH)

The equity as well as of the operating results of the companies to B.1. and B.2. for the last business year are of minor importance for the group's net worth position, financial position and profit situation.

Plettenberg, July 1998

MANAGEMENT REPORT

1. As was the case in the previous year, the net result of the fiscal year 1997/98 was characterized by the particular situation of the industry supplying components for automobile industry. In comparison with the previous year, the situation of the Schade group continued to improve considerably in 1997/98 because of the restructuring measures performed. In order to produce in a more cost-advantageous manner, production abroad was further increased.

In the year under review, in all entities of the Schade group with a production, positive results were achieved. One domestic business segment, however, suffered considerable losses in 1997/98 such that the operating results of the parent company have become negative since February 1998. The reorganization measures introduced in the last two years presently indicate positive effects. Further restructuring measures have been introduced and intensified in the German operations.

For the current stub period, a further improved economic situation of the Schade group can be expected. The Schade group's backlog is developing positively providing improving perspectives.

2. Research and development is reinforced and the practical co-operation with customers will be intensified.

3. With effect as of July 1, 1998, the shareholders of Schade GmbH & Co. KG sold their limited partners' shares with a nominal value of TDM 17,000 (total limited liability capital TDM 30,000) to Excel Industries, Inc., Indiana, USA. It is planned to change the fiscal year to the calendar year such that there will be a stub period from July 1 to December 31, 1998. Furthermore, it is intended to spin off the business segments cover strips and cover plates, body, glass modules, plastic parts, tool construction as well as development/distribution from the Schade GmbH & Co. KG into independent corporations as of January 1, 1999.

4. With respect to the entrance of Excel Industries, Inc. we have engaged our auditor to check the consolidated financial statements as of June 30, 1998 for internal purposes in regard of material deviations from the U.S. Generally Accepted Accounting Principles (U.S. GAAP) and to determine the adjustments necessary for setting up financial statements based on U.S. GAAP as well as to reconcile following hereupon the consolidated net income 1997/98 and the consolidated shareholders' equity as of June 30, 1998 to the respective figures according to U.S. GAAP. Adjustments were to be considered material with an effect on net income of TDM 250 and/or on shareholders' equity of TDM 500.

The transformation was to be based upon the audited financial statements of the company as of June 30, 1998 (under inclusion of the opening balances of the fiscal year 1997/98).

The respective judgements for the foreign subsidiaries were performed by their auditors. These auditors have presented calculations and explanations hereto and in regard to the consideration of materiality, in response to a questionnaire addressing the relevant U.S. GAAP issues being sent to them by us, which have been taken without further audit activities.

For the determination of the pension accruals, which are to be calculated differently according to U.S. GAAP, the actuary Dr. Heubeck, Cologne, has been engaged. The calculations and determinations presented by him have been taken without further audit activities.

The most significant difference of the transformation to U.S.
GAAP relates as a result to the different methods of calculation and charges to income for pension accruals and similar obligations.

With a material effect as well with opposite effects to all temporary differences and additionally on existing tax loss carry-forwards there was as a net figure a deferred tax asset to be considered.

The material effects on the shareholders' equity and results relating to the pension accruals resulted from significant non-funded obligations not recorded under German GAAP on the one hand and from different methods of calculating the obligations itself as well as from different measurement dates and from a different method of charging the expenses.

The obligations not funded under FAS 87 have been fully recorded. The full charge has been included in the reconciliation respectively.

The effects of a transformation to U.S. GAAP can be summarized as follows:

Reconciliation of shareholders' equity to U.S. GAAP
                                                   June 30, 1998
                                                         DM
Shareholders' equity in accordance with German GAAP   25,119
Adjustments required to conform with U.S. GAAP        (1,005)
Shareholders' equity in accordance with U.S. GAAP     24,114

Reconciliation of net income to U.S. GAAP

                                                       1997/98
                                                          DM
Net income in accordance with German GAAP             13,811
Adjustments required to conform with U.S. GAAP        (2,299)
Net income in accordance with U.S. GAAP               11,512

5. No operations of particular importance that had to be reported about as per numbered clause 315 section 2 No. 1 HGB in connection with numbered clause 13 section 2 PublG have occurred after closing the fiscal year.

Plettenberg, in August 1998

PRO-FORMA FINANCIAL INFORMATION

Effective July 1, 1998, Excel Industries, Inc. (Excel) purchased through its wholly-owned subsidiary, Excel Industries Germany GmbH, a German limited liability company (Excel GmbH), a number of shares of Schade GmbH, a German limited liability company, equal to 70% of the aggregate share capital of Schade GmbH, and a 56.67% participation in the fixed capital of Schade GmbH & Co. KG, a German limited partnership (Schade KG) of which Schade GmbH is the sole general partner. Excel also agreed that Excel GmbH will make a contribution to the capital of Schade KG, which contribution will increase Excel's participation in Schade KG to 70%. The transaction was consummated on August 28, 1998.

The following unaudited pro-forma financial statements give effect to the acquisition of Schade KG by Excel assuming that the acquisition had occurred as of December 28, 1997. The consolidated balance sheet of Excel as of September 26, 1998 includes the accounts of Schade KG. The consolidated statement of income of Excel for the nine months ended September 26, 1998 include the operations of Schade KG since July 1, 1998, the effective date of the transaction.

The unaudited pro-forma financial information presented is not necessarily indicative either of the results of operations that would have occurred had the transactions been completed on the indicated dates, or of future results of operations of the combined companies.

Excel Industries, Inc.
Pro-Forma Balance Sheet
September 26, 1998
(Amounts in thousands)
                                       Excel as  Pro-forma adj
Assets                                 reported      Debit
Currents assets:
  Cash and short-term investments     $  15,780  $     7,417 (1)
  Accounts receivable                   196,623
  Customer tooling to be billed          33,354
  Inventories                            61,635
  Prepaid expenses                       14,698
    Total current assets                322,090        7,417

Investment and advances -
 associated companies                      --          7,417 (1)

Property, plant and equipment (net)     231,346
Goodwill                                 37,710
Other assets                             15,689
                                      $ 606,835  $    14,834

Liabilities and Shareholders' Equity
Current liabilities:
  Notes payable                       $  15,000  $
  Accounts payable                      119,654
  Accrued liabilities                    61,470
  Current portion of debt                12,536
    Total current liabilities           208,660        --

Long-term debt                          153,673
Other long-term liabilities              45,843
Minority interest companies               6,306
Commitments and contingent liabilities     --

Shareholders' equity:
  Common shares - no par value          115,331        7,417 (2)
  Retained earnings                      78,667
  Cumulative translation adjustment         733
  Treasury shares at cost                (2,378)
    Total shareholders' equity          192,353        7,417
                                      $ 606,835  $     7,417

Assets                             Pro-forma Adj    Adjusted
Currents assets:                     Credit
  Cash and short-term investments   $   7,417 (1)   $ 15,780
  Accounts receivable                                196,623
  Customer tooling to be billed                       33,354
  Inventories                                         61,635
  Prepaid expenses                                    14,698
    Total current assets                7,417        322,090

Investment and advances -
 associated companies                   7,417 (2)       --

Property, plant and equipment (net)                  231,346
Goodwill                                              37,710
Other assets                             --           15,689
                                    $  14,834      $ 606,835

Liabilities and Shareholders' Equity
Current liabilities:
  Notes payable                     $              $  15,000
  Accounts payable                                   119,654
  Accrued liabilities                                 61,470
  Current portions of debt                            12,536
    Total current liabilities            --          208,660

Long-term debt                                       153,673
Other long-term liabilities                           45,843
Minority interest companies                            6,306
Commitments and contingent
 liabilities                                            --

Shareholders' equity:
  Common shares - no par value          7,417 (2)    115,331
  Retained earnings                                   78,667
  Cumulative translation adjustment                      733
  Treasury shares at cost                --           (2,378)
    Total shareholders' equity          7,417        192,353
    Total liabilities and
     shareholders' equity           $   7,417      $ 606,835

PRO-FORMA BALANCE SHEET
September 26, 1998
Description of pro-forma adjustments:

1.  Record additional capital contribution to Schade.
2.  To consolidate Schade.


Excel Industries, Inc.
Pro-Forma Statement of Income
Nine months ended September 26, 1998
(Amounts in thousands)
                                  Excel
                               as reported          Schade
                            12/28/97-9/26/98    1/1/98-6/30/98
Net sales                         $ 758,462        $  158,551

Costs of goods sold                 681,584           147,372
Gross profit                         76,878            11,179
Selling, administrative and
 engineering expenses                56,157             7,480
Operating income                     20,721             3,699

Interest expense                     (8,127)           (2,675)
Other income, net                     1,521             4,388
Income (loss) before income taxes    14,115             5,412
Provision for income taxes            1,304               154
Minority interest                        87              --

Net income                        $  12,724        $    5,258

Net income per share:
  Basic                           $    1.02
  Diluted                         $    1.01

Average number of shares:
  Basic                              12,429
  Diluted                            12,564
                                  Pro-forma Adjustments
                                  Debit           Credit
Net sales                           $                 $

Costs of goods sold                       394 (3)
Gross profit                             (394)             --
Selling, administrative and
 engineering expenses                      36 (1)
Operating income                         (430)             --

Interest expense
Other income, net                        (475)(2)
Income (loss) before income taxes        (905)             --
Provision for income taxes              1,341 (3)
Minority interest                       1,057 (4)

Net income                          $  (3,303)        $    --

Net income per share:
  Basic
  Diluted

Average number of shares:
  Basic
  Diluted


                                      Adjusted
Net sales                            $ 917,013

Costs of goods sold                    829,350
Gross profit                            87,663
Selling, administrative and
 engineering expenses                   63,673
Operating income                        23,990

Interest expense                       (10,802)
Other income, net                        5,434
Income (loss) before income taxes       18,622
Provision for income taxes               2,799
Minority interest                        1,144

Net income                           $  14,679

Net income per share:
  Basic                              $    1.18
  Diluted                            $    1.17

Average number of shares:
  Basic                                 12,429
  Diluted                               12,564

PRO-FORMA STATEMENT OF INCOME
Nine months ended September 26, 1998
Description of pro-forma adjustments

1. Record amortization of goodwill resulting from Excel's acquisition of Schade. Goodwill is being amortized on a straightline basis over a 40 year period.

2. Eliminate estimated lost investment income due to liquidating marketable securities to pay the acquisition costs.

3.  Record adjustments to reflect U.S. GAAP.

4. Record minority interest relating to 30% minority ownership of Schade.

Excel Industries, Inc.
Pro-Forma Statement of Income
Year Ended December 27, 1997
(Amounts in thousands)
                                  Excel
                               as reported          Schade
Net sales                       $  962,333        $  281,208

Costs of goods sold                846,990           222,156
Gross profit                       115,343            59,052
Selling, administrative and
 engineering expenses               79,267            45,600

Operating income                    36,076            13,452
Interest expense                   (10,984)           (5,176)
Other income, net                    1,930              (654)
Income (loss) before income taxes   27,022             7,622
Provision for income taxes           9,458                48
Minority interest                     --                --

Net income                      $   17,564        $    7,574

Net income per share:
  Basic                         $     1.59
  Diluted                       $     1.48

Average number of shares:
  Basic                             11,079
  Diluted                           12,636

                                  Pro-forma Adjustments
                                  Debit           Credit
Net sales                        $                  $

Costs of goods sold                    228 (3)
Gross profit                          (228)             --
Selling, administrative and
 engineering expenses                   72 (1)
Operating income                      (300)             --

Interest expense
Other income, net                     (950)(2)
Income (loss) before income taxes   (1,250)             --
Provision for income taxes             842 (3)
Minority interest                    1,930 (4)

Net income                       $  (4,022)         $    --

Net income per share:
  Basic
  Diluted

Average number of shares:
  Basic
  Diluted

                                     Adjusted
Net sales                           $1,243,541

Costs of goods sold                  1,069,374
Gross profit                           714,167
Selling, administrative and
 engineering expenses                  124,939
Operating income                        49,228

Interest expense                       (16,160)
Other income, net                          326
Income (loss) before income taxes       33,394
Provision for income taxes              10,348
Minority interest                        1,930

Net income                          $   21,116

Net income per share:
  Basic                             $     1.91
  Diluted                           $     1.77

Average number of shares:
  Basic                                 11,079
  Diluted                               12,636

PRO-FORMA STATEMENT OF INCOME
Year ended December 27, 1997
Description of pro-forma adjustments

1. Record amortization of goodwill resulting from Excel's acquisition of Schade. Goodwill is being amortized on a straightline basis over a 40 year period.

2. Eliminate estimated lost investment income due to liquidating marketable securities to pay the acquisition costs.

3.  Record adjustments to reflect U.S. GAAP.

4. Record minority interest relating to 30% minority ownership of Schade.